FIRST AMENDMENT
TO FINANCING AGREEMENT

FIRST AMENDMENT, dated as of March 31, 2014 (this "Amendment"), to the Financing Agreement, dated as of December 31, 2012 (the "Financing Agreement"), by and among Peekay Acquisition, LLC, a Delaware limited liability company ("Peekay Acquisition), the subsidiaries of Peekay Acquisition listed as Borrowers on the signature pages thereto (together with Peekay Acquisition, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto (together with the Parent and each other Person that executes a joinder agreement and becomes a "Guarantor" hereunder or otherwise guaranties all or any part of the Obligations (as defined therein), each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Cortland Capital Market Services LLC, as collateral agent for the Lenders (in such capacity, together with its successors and permitted assigns, the "Collateral Agent"), and as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the "Administrative Agent"), and CB Agency Services, LLC, as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns, the "Origination Agent"; together with the Collateral Agent and the Administrative Agent, each an "Agent" and collectively, the "Agents").

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2. Amendments.

(a) New Definitions. Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

> "'First Amendment' means the First Amendment to Financing Agreement, dated as of March 31, 2014, by and among the Borrowers, the Guarantors, the Lenders and the Agents."
>
> "'First Amendment Effective Date' means the date on which the First Amendment shall become effective in accordance with its terms."

(b) Reporting Requirements. The portion of Section 7.01(a)(i) of the Financing Agreement preceding paragraphs (A), (B) and (C) thereof is hereby amended and restated in its entirety to read as follows:

> "(i) as soon as available and in any event within 30 days (or, in the case of periods ending prior to July 1, 2013, 45 days) after the end of each fiscal month (and, in the case of the third

fiscal month of each fiscal quarter, to be delivered when the quarterly financial statements referred to in Section 7.01(a)(ii)(A) must be delivered) of the Parent and its Subsidiaries, commencing with the month ending January 31, 2013:"

(c) Reporting Requirements. The portion of Section 7.01(a)(ii) of the Financing Agreement preceding paragraphs (A) and (B) thereof is hereby amended and restated in its entirety to read as follows:

"(ii) as soon as available and in any event within 60 days after the end of each fiscal quarter of the Parent and its Subsidiaries, commencing with the fiscal quarter of the Parent and its Subsidiaries ending June 30, 2013:"

(d) Inventory. Section 7.02(v) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(v) Inventory. Acquire, or permit any of its Subsidiaries to acquire, any Inventory to the extent that immediately thereafter, the aggregate value (based on cost) of total Inventory owned by the Parent and its Subsidiaries would exceed (i) the historical seasonally adjusted store-level stock amount of $175,000 (or such other amount as the Origination Agent may approve), multiplied by (ii) the number of stores expected to be in operation on the last Business Day of the current calendar month."

(e) Leverage Ratio. Section 7.03(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(a) Leverage Ratio. Permit the Leverage Ratio of the Parent and its Subsidiaries for any period of four fiscal quarters measured as of the end of any fiscal quarter set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Leverage Ratio
March 31, 2013	4.80:1.00
June 30, 2013	4.80:1.00
September 30, 2013	4.80:1.00
December 31, 2013	4.80:1.00
March 31, 2014	4.80:1.00

June 30, 2014	4.80:1.00
September 30, 2014	4.80:1.00
December 31, 2014	4.80:1.00
March 31, 2015	4.80:1.00
June 30, 2015	3.20:1.00
September 30, 2015	3.00:1.00
December 31, 2015	3.00:1.00"

3. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows as of the date hereof:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant to this Amendment, the Financing Agreement or any other Loan Document on or prior to the First Amendment Effective Date are true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, "Material Adverse Effect" or a similar materiality qualifier, in all respects) with the same effect as though such representations and warranties had been made on such date, (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date shall be required to be true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, "Material Adverse Effect" or a similar materiality qualifier, in all respects) only as of such specified date), and no Default or Event of Default has occurred and is continuing as of the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Enforceability of Loan Documents. This Amendment and the Financing Agreement as amended by this Amendment, when delivered hereunder, will be a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

4. Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction, in a manner reasonably satisfactory to the Agents, of the following conditions precedent (the date on which all such conditions shall have been satisfied is hereinafter referred to as the "First Amendment Effective Date"):

(a) Payment of Fees, Etc. The Administrative Agent shall have received from the Borrower a consent fee (the "First Amendment Consent Fee"), for the account

of each Lender that shall have delivered a counterpart of this Amendment signed on behalf of such Lender (or that shall have provided to the Administrative Agent written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment) prior to 4:00 p.m., New York time, on March 31, 2014 (each such Lender, a "Consenting Lender"), in an amount equal to the product of (i) 0.5000% multiplied by (ii) the aggregate principal amount of Loans held by such Consenting Lender as of the First Amendment Effective Date. The First Amendment Consent Fee shall be nonrefundable and shall be deemed fully earned on the First Amendment Effective Date.

(b) Representations and Warranties. The representations and warranties contained in this Amendment, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other document delivered to any Agent or any Lender pursuant to this Amendment, the Financing Agreement or any Loan Document on or prior to the First Amendment Effective Date are true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, "Material Adverse Effect" or a similar materiality qualifier, in all respects) with the same effect as though such representations and warranties had been made on such date, (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date shall be required to be true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, "Material Adverse Effect" or a similar materiality qualifier, in all respects) only as of such specified date).

(c) No Default; Event of Default. No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

(d) Delivery of Documents. The Collateral Agent shall have received on or before the First Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Agents and, unless indicated otherwise, dated the First Amendment Effective Date:

(i) this Amendment, duly executed by the Loan Parties and the Required Lenders;

(ii) such other agreements, instruments, approvals and other documents as any Agent may reasonably request.

5. Continued Effectiveness of the Financing Agreement and Other Loan Documents. Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the First Amendment Effective Date all references in any such Loan Document to "the Financing Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (iii) confirms and

agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Agreement does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties' obligations to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

6. Release. In consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the First Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

7. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

PEEKAY ACQUISITION, LLC
PEEKAY SPA, LLC
PEEKAY, INC.
CONREV, INC.
ZJ GIFTS I-1, L.L.C.
ZJ GIFTS M-1, L.L.C.
ZJ GIFTS M-2, L.L.C.
ZJ GIFTS M-3, L.L.C.

By: ______________________________
Name: Ellery W. Roberts
Title: Manager

GUARANTORS:

CHRISTALS ACQUISITION, LLC
ZJ GIFTS F-2, L.L.C.
ZJ GIFTS F-3, L.L.C.
ZJ GIFTS F-4, L.L.C.
ZJ GIFTS F-5, L.L.C.
ZJ GIFTS F-6, L.L.C.
CONDOM REVOLUTION, INC.
CHARTER SMITH SANHUEZA RETAIL, INC.

By: ______________________________

Name: Ellery W. Roberts
Title: Manager

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC

By: ______________________________
Name:
Title:

ORIGINATION AGENT:

CB AGENCY SERVICES, LLC

By: ______________________
Name: David Aho
Title: Partner

LENDERS:

By: [signature]

Name: David Aho

Title: Partner

CB CA SPV, LLC

ADK Soho Fund LP

LENDERS:

By: ______________________

Name: Nathaniel Klipper

Title: Managing Partner

LENDERS:

CHATHAM CAPITAL MANAGEMENT IV, LLC, as Agent, for each of Chatham Investment Fund QPIV, LLC and Chatham Investment Fund IV, LLC

By: [signature]

Name: Scott KRAY

Title: Managing Director

LENDERS: The K2 Principal Fund L.P.

By: [signature]

Name:

Title: **Shawn Kimel**

Managing Partner

LENDERS:
TOR CAPITAL LLC
By: CALANGIA LLC, its Manager

By: ______________________
Name: John C. Rijo
Title: Manager

LENDERS:

TWIN HAVEN SPECIAL OPPORTUNITIES FUND IV, L.P.

By: Twin Haven Capital Partners, LLC
As Investment Manager

By: ______________________________

Name: Paul Mellinger

Title: Managing Member